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                                 Law Offices of
                     Paul, Hastings, Janofsky & Walker LLP
      A Limited Liability Partnership Including Professional Corporations
                                55 Second Street
                        San Francisco, California 94105
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                         Internet: www.paulhastings.com



                                January 27, 2004


Matthews International Capital Management, LLC
456 Montgomery Street, Suite 1200
San Francisco, California 94104-1245

     Re:  Matthews Asian Funds (the "Registrant")

Ladies and Gentlemen:

          We hereby consent to the continued use in the Registrant's Registration Statement, until its withdrawal, of our opinions (the "Prior Opinions") respecting the legality of the shares of beneficial interest for the following series of Matthews Asian Funds: Matthews Growth and Income Fund, Matthews Asian Technology Fund, Matthews China Fund (formerly named Matthews Dragon Century China Fund), Matthews Japan Fund, Matthews Korea Fund, Matthews Pacific Tiger Fund and Matthews Asia Pacific Fund.

          The Prior Opinions were filed as exhibits to Post-Effective Amendment Nos. 13 and 19 filed with the Securities and Exchange Commission on December 20, 1999 and September 26, 2003, respectively.

                                             Very truly yours,


                                        Paul, Hastings, Janofsky & Walker LLP